Exhibit 3.65
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
AGREEMENT OF GENERAL PARTNERSHIP
OF
CADBURY SCHWEPPES HOLDINGS (U.S.)
     This Amendment No. 1 to the Amended and Restated Agreement of General Partnership of Cadbury Schweppes Holdings (U.S.), dated as of February 14, 2007 (the “Partnership Agreement”), is entered into as of May 8, 2008 (this “Amendment”), by DPS Americas Beverages, LLC (“Partner l”) and DPS Americas Beverages Investments, Inc. (“Partner 2”).
     WHEREAS, Cadbury Schweppes Holdings (U.S.) (the “Partnership”) was formed as a general partnership pursuant to Chapter 87 of the Nevada Revised Statutes, cited as the Nevada Uniform Partnership Act, on May 14, 2001;
     WHEREAS, Partner 1 and Partner 2 constitute all of the Partners (a such term is defined in the Partnership Agreement) of the Partnership;
     WHEREAS, pursuant to the Partnership Agreement, the Partnership Agreement may be amended with the unanimous consent of all the Partners of the Partnership;
     WHEREAS, Partner 1 and Partner 2 desire to amend the Partnership Agreement as set forth herein; and
     WHEREAS, initially capitalized terms used and not defined herein are used as defined in the Partnership Agreement.
     NOW, THEREFORE, it is hereby agreed as follows:
     1. Amendments.
     (a) “Partner 1” shall hereinafter be “DPS Americas Beverages, LLC”.
     (b) “Partner 2” shall hereinafter be “DPS Americas Beverages Investments, Inc.”
     (c) Section 1.3 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:
          “1.3 Name
               The name of the Partnership shall be DPS Holdings U.S. The name of the

               Partnership may be changed by the Partners.”
     (d) Section 1.4 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:
          “1.4 Principal Place of Business
The principal place of business of the Partnership shall be located at 5301 Legacy Drive, Plano, Texas 75024.”
     (e) The addresses of Partner 1 and Partner 2 in Section 8.2 of the Partnership Agreement are hereby amended and restated in its entirety to read as follows:

“Partner 1

Attention:	Secretary

Address:	5301 Legacy Drive
Plano, Texas 75024

Facsimile number:	972-673-7981

Partner 2

Attention:	Secretary

Address:	5301 Legacy Drive
Plano, Texas 75024

Facsimile number:	972-673-7981”
     (f) Schedule 2 of the Partnership Agreement is hereby amended and restated in its entirety to read as follows:
“SCHEDULE 2
Designated Representatives
(at formation)

Partner	Designated Representative	Delegate
(Substitute Delegate)
Partner 1	James L. Baldwin	Larry Young

Partner 2	John O. Stewart	Larry Young

     2. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and all other parties to the Partnership Agreement and their respective successors and assigns.
     3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     4. Invalidity of Provisions. If any provision of this Amendment is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Amendment shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives, and the validity or enforceability of any other provision hereof shall not be affected thereby.
     5. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.
     6. Governing Law. This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Nevada, all rights and remedies being governed by such laws without regard to principles of conflicts of laws.
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.
/s/ James L. Baldwin
Signed by: James L. Baldwin
Duly authorized on behalf of
DPS AMERICAS BEVERAGES, LLC
/s/ John O. Stewart
Signed by: John O. Stewart
Duly authorized on behalf of
DPS AMERICAS BEVERAGES INVESTMENTS, INC.